EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports Third Quarter 2019 Results

EL SEGUNDO, Calif., Oct. 29, 2019 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the three months ended September 30, 2019.

Financial Overview

Third quarter of 2019 compared with third quarter of 2018

  Net sales for the three months ended September 30, 2019, totaled $481.8 million compared with $498.8 million for the three months ended September 30, 2018.
  Net income for the three months ended September 30, 2019, was $32.9 million, or $0.39 diluted earnings per share (“EPS”), compared with net income of $65.0 million, or $0.82 diluted EPS, for the three months ended September 30, 2018. Net income for the three months ended September 30, 2018, included a one-time after-tax benefit of $31.6 million, or $0.40 diluted EPS, in environmental remediation provision adjustments as a result of reaching a determination with the U.S. government that certain environmental expenditures are reimbursable.
  Adjusted Net Income (Non-GAAP measure*) for the three months ended September 30, 2019, was $29.4 million, or $0.35 Adjusted EPS (Non-GAAP measure*), compared with Adjusted Net Income of $69.4 million, or $0.88 Adjusted EPS, for the three months ended September 30, 2018.
  Adjusted EBITDAP (Non-GAAP measure*) for the three months ended September 30, 2019, was $62.2 million compared with $118.1 million for the three months ended September 30, 2018. Adjusted EBITDAP for the three months ended September 30, 2018, included a one-time benefit of $43.0 million in environmental remediation provision adjustments as a result of reaching a determination with the U.S. government that certain environmental expenditures are reimbursable.
  Segment performance was $65.4 million for the three months ended September 30, 2019, compared with $108.6 million for the three months ended September 30, 2018.
  Segment performance before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure*) was $59.6 million for the three months ended September 30, 2019, compared with $71.3 million for the three months ended September 30, 2018.
  Cash provided by operating activities for the three months ended September 30, 2019, totaled $65.2 million compared with $72.5 million of cash provided by operating activities for the three months ended September 30, 2018.
  Free cash flow (Non-GAAP measure*) for the three months ended September 30, 2019, totaled $55.8 million compared with $63.8 million for the three months ended September 30, 2018.
  Total backlog as of September 30, 2019, was $4.5 billion compared with $4.1 billion as of December 31, 2018.

Nine months ended September 30, 2019 compared with nine months ended September 30, 2018

  Net sales for the nine months ended September 30, 2019, totaled $1,458.5 million compared with $1,458.0 million for the nine months ended September 30, 2018.
  Net income for the nine months ended September 30, 2019, was $115.7 million, or $1.39 diluted EPS, compared with net income of $113.8 million, or $1.47 diluted EPS, for the nine months ended September 30, 2018.
  Adjusted Net Income (Non-GAAP measure*) for the nine months ended September 30, 2019, was $107.1 million, or $1.29 Adjusted EPS (Non-GAAP measure*), compared with Adjusted Net Income of $124.6 million, or $1.61 Adjusted EPS, for the nine months ended September 30, 2018.
  Adjusted EBITDAP (Non-GAAP measure*) for the nine months ended September 30, 2019, was $211.6 million compared with $241.1 million for the nine months ended September 30, 2018.
  Segment performance was $218.4 million for the nine months ended September 30, 2019, compared with $211.4 million for the nine months ended September 30, 2018.
  Segment performance before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure*) was $202.7 million for the nine months ended September 30, 2019, compared with $178.6 million for the nine months ended September 30, 2018.
  Cash provided by operating activities for the nine months ended September 30, 2019, totaled $96.4 million compared with $97.0 million of cash provided by operating activities for the nine months ended September 30, 2018.
  Free cash flow (Non-GAAP measure*) for the nine months ended September 30, 2019, totaled $80.1 million compared with $76.1 million for the nine months ended September 30, 2018.

_________
* The Company provides Non-GAAP measures as a supplement to financial results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“2019 continues to progress in line with expectations, and the Aerojet Rocketdyne outlook remains strong," said Eileen Drake, CEO and President of Aerojet Rocketdyne. Through September, year to date sales were flat with the prior year, despite headwind from the anticipated wind down of the AJ-60 program. Excluding the headwind from AJ-60, year to date sales were up 2%. For the quarter, sales of $482 million were down 3%, with two points of headwind from AJ-60, and on a tough compare. “Recall, the third and fourth quarters of 2018 were the highest and lowest sales volume quarters in the year, respectively,” said Drake. “We expect the inverse will be true in 2019, driven by the natural fluctuations in program timing, with the fourth quarter being our highest sales volume quarter of 2019.” Drake added, “Backlog closed at a solid $4.5 billion, up 22% compared with the third quarter of 2018, and the pipeline for our nationally critical space and defense programs is solid.”

Operations Review

Aerospace and Defense Segment

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In millions, except percentage amounts)
Net sales	$480.0	$497.2	$1,453.1	$1,453.2
Segment performance	65.0	108.0	216.9	209.6
Segment margin	13.5%	21.7%	14.9%	14.4%
Segment margin before environmental remediation provision adjustments, retirement benefits, net, and unusual items (Non-GAAP measure)	12.3%	14.2%	13.8%	12.2%
Components of segment performance:
Aerospace and Defense income	$59.2	$70.7	$201.2	$176.8
Environmental remediation provision adjustments	(0.8)	39.9	(1.5)	37.6
GAAP/Cost Accounting Standards (“CAS”) retirement benefits expense difference	6.6	(2.6)	17.5	(4.8)
Unusual items	—	—	(0.3)	—
Aerospace and Defense total	$65.0	$108.0	$216.9	$209.6

Segment performance during the three and nine months ended September 30, 2018, was significantly impacted by a one-time benefit of $43.0 million as a result of reaching a determination with the U.S. government that certain environmental expenditures are reimbursable.

Third quarter of 2019 compared with third quarter of 2018

The decrease in net sales was primarily due to a decrease of $27.9 million in space programs primarily driven by the RS-68 program partially offset by growth in the RS-25 program. The decline in space programs was partially offset by an increase of $10.7 million in defense programs primarily driven by the Patriot Advanced Capability-3 (“PAC-3”) and Guided Multiple Launch Rocket System (“GMLRS”) programs.

The decrease in segment margin before environmental remediation provision adjustments, retirement benefits, net and unusual items was primarily driven by lower risk retirements in the current period on the Terminal High Altitude Area Defense (“THAAD”), RS-68, and RL-10 programs partially offset by improved performance on the Commercial Crew Development program.

During the three months ended September 30, 2019, we had $4.0 million of favorable changes in contract estimates on operating results before income taxes compared with favorable changes of $26.9 million during the three months ended September 30, 2018.

Nine months ended September 30, 2019 compared with nine months ended September 30, 2018

Net sales was comparable with the prior period and impacted by an increase of $58.7 million in defense programs primarily driven by the PAC-3 and Guidance Enhanced Missile (“GEM-T”) programs offset by a decrease of $58.8 million in space programs primarily driven by the RS-68 program and the winding down of the AJ-60 solid rocket motor partially offset by growth in the RS-25 program.

The increase in segment margin before environmental remediation provision adjustments, retirement benefits, net and unusual items was primarily driven by improved performance on the Commercial Crew Development program.

During the nine months ended September 30, 2019, we had $43.0 million of favorable changes in contract estimates on operating results before income taxes compared with favorable changes of $41.0 million during the nine months ended September 30, 2018.

Real Estate Segment

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In millions)
Net sales	$1.8	$1.6	$5.4	$4.8
Segment performance	0.4	0.6	1.5	1.8

Net sales and segment performance consist primarily of rental property operations.

Backlog

As of September 30, 2019, the Company’s total remaining performance obligations, also referred to as backlog, were $4.5 billion. The Company expects to recognize approximately 43%, or $2.0 billion, of the remaining performance obligations as sales over the next twelve months. A summary of the Company’s backlog is as follows:

	September 30, 2019	December 31, 2018
	(In billions)
Funded backlog	$2.1	$1.9
Unfunded backlog	2.4	2.2
Total backlog	$4.5	$4.1

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company’s control.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  cost overruns on the Company’s contracts that require the Company to absorb excess costs;
  failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;
  the Company’s Competitive Improvement Program may not be successful in aligning the Company’s operations to current market conditions or in achieving the anticipated costs savings and other benefits within the expected timeframes;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  failure of the Company’s information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company’s operations;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company’s businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by indemnity or insurance;
  inability to protect the Company’s patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  the substantial amount of debt that places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  additional costs related to past or future divestitures;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
  fluctuations in sales levels causing the Company's quarterly operating results and cash flows to fluctuate;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed in the Company's reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

(Tables to follow)

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In millions, except per share amounts)
Net sales	$481.8	$498.8	$1,458.5	$1,458.0
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	392.9	400.7	1,170.1	1,197.0
Selling, general and administrative expense	15.1	13.0	44.2	30.8
Depreciation and amortization	18.4	18.1	53.4	53.5
Other expense (income), net:
Environmental remediation provision adjustments	1.0	(39.8)	1.7	(37.0)
Other	(0.7)	(1.5)	(0.4)	(2.2)
Total operating costs and expenses	426.7	390.5	1,269.0	1,242.1
Operating income	55.1	108.3	189.5	215.9
Non-operating:
Retirement benefits expense	6.5	14.4	19.5	43.2
Interest income	(3.9)	(2.8)	(11.9)	(6.4)
Interest expense	9.0	9.1	27.2	25.5
Total non-operating expense, net	11.6	20.7	34.8	62.3
Income before income taxes	43.5	87.6	154.7	153.6
Income tax provision	10.6	22.6	39.0	39.8
Net income	$32.9	$65.0	$115.7	$113.8
Earnings per share of common stock
Basic earnings per share	$0.42	$0.85	$1.47	$1.50
Diluted earnings per share	$0.39	$0.82	$1.39	$1.47
Weighted average shares of common stock outstanding, basic	77.3	74.7	77.1	74.2
Weighted average shares of common stock outstanding, diluted	82.8	77.3	81.5	75.9

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In millions)
Net Sales:
Aerospace and Defense	$480.0	$497.2	$1,453.1	$1,453.2
Real Estate	1.8	1.6	5.4	4.8
Total Net Sales	$481.8	$498.8	$1,458.5	$1,458.0
Segment Performance:
Aerospace and Defense	$59.2	$70.7	$201.2	$176.8
Environmental remediation provision adjustments	(0.8)	39.9	(1.5)	37.6
GAAP/CAS retirement benefits expense difference	6.6	(2.6)	17.5	(4.8)
Unusual items	—	—	(0.3)	—
Aerospace and Defense Total	65.0	108.0	216.9	209.6
Real Estate	0.4	0.6	1.5	1.8
Total Segment Performance	$65.4	$108.6	$218.4	$211.4
Reconciliation of segment performance to income before income taxes:
Segment performance	$65.4	$108.6	$218.4	$211.4
Interest expense	(9.0)	(9.1)	(27.2)	(25.5)
Interest income	3.9	2.8	11.9	6.4
Stock-based compensation	(9.0)	(6.2)	(24.5)	(12.9)
Corporate retirement benefits	(1.8)	(3.3)	(5.4)	(9.9)
Corporate and other	(6.0)	(5.0)	(18.5)	(15.7)
Unusual items	—	(0.2)	—	(0.2)
Income before income taxes	$43.5	$87.6	$154.7	$153.6

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, legacy income or expenses, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. In addition, the Company provides the Non-GAAP financial measure of its operational performance called segment performance before environmental remediation provision adjustments, retirement benefits, and segment unusual items. The Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	September 30, 2019	December 31, 2018
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$797.0	$735.3
Restricted cash	5.1	5.0
Accounts receivable, net	171.0	141.2
Contract assets	237.1	235.1
Other current assets, net	140.8	117.7
Total Current Assets	1,351.0	1,234.3
Noncurrent Assets
Right-of-use assets	49.8	—
Property, plant and equipment, net	383.5	399.7
Recoverable environmental remediation costs	240.6	251.1
Deferred income taxes	129.4	116.9
Goodwill	161.4	161.3
Intangible assets	61.6	71.8
Other noncurrent assets, net	273.4	255.0
Total Noncurrent Assets	1,299.7	1,255.8
Total Assets	$2,650.7	$2,490.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$280.4	$273.1
Accounts payable	100.3	88.7
Reserves for environmental remediation costs	42.4	39.8
Contract liabilities	268.1	272.6
Other current liabilities	184.4	204.1
Total Current Liabilities	875.6	878.3
Noncurrent Liabilities
Long-term debt	359.2	352.3
Reserves for environmental remediation costs	275.8	288.1
Pension benefits	367.0	376.7
Operating lease liabilities	41.7	—
Other noncurrent liabilities	164.7	173.4
Total Noncurrent Liabilities	1,208.4	1,190.5
Total Liabilities	2,084.0	2,068.8
Commitments and contingencies
Stockholders’ Equity
Common stock	7.7	7.7
Other capital	570.6	561.8
Treasury stock at cost	(12.7)	(12.7)
Retained earnings	219.6	103.9
Accumulated other comprehensive loss, net of income taxes	(218.5)	(239.4)
Total Stockholders’ Equity	566.7	421.3
Total Liabilities and Stockholders’ Equity	$2,650.7	$2,490.1

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,
	2019	2018
	(In millions)
Operating Activities
Net income	$115.7	$113.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53.4	53.5
Amortization of debt discount and deferred financing costs	7.0	6.6
Stock-based compensation	24.5	12.9
Retirement benefits, net	16.2	10.4
Other, net	0.3	(1.9)
Changes in assets and liabilities, net of effects from acquisition in 2019:
Accounts receivable, net	(29.7)	(95.1)
Contract assets	(2.0)	49.7
Other current assets, net	(22.8)	13.1
Recoverable environmental remediation costs	10.5	(26.7)
Other noncurrent assets, net	(21.5)	0.6
Accounts payable	7.8	(36.6)
Contract liabilities	(4.5)	(47.5)
Other current liabilities	(45.1)	20.4
Deferred income taxes	(19.3)	24.7
Reserves for environmental remediation costs	(9.7)	(6.0)
Other noncurrent liabilities and other	15.6	5.1
Net Cash Provided by Operating Activities	96.4	97.0
Investing Activities
Purchases of marketable securities	—	(47.7)
Sales of marketable securities	—	65.1
Insurance proceeds	—	1.9
Capital expenditures	(16.3)	(20.9)
Net Cash Used in Investing Activities	(16.3)	(1.6)
Financing Activities
Debt issuance costs	—	(3.3)
Debt repayments	(15.9)	(20.5)
Repurchase of shares for withholding taxes and option costs under equity plans	(7.5)	(2.6)
Proceeds from shares issued under equity plans	5.1	4.6
Net Cash Used in Financing Activities	(18.3)	(21.8)
Net Increase in Cash, Cash Equivalents and Restricted Cash	61.8	73.6
Cash, Cash Equivalents and Restricted Cash at Beginning of Year	740.3	535.0
Cash, Cash Equivalents and Restricted Cash at End of Year	$802.1	$608.6

Use of Unaudited Non-GAAP Financial Measures

In addition to segment performance (discussed above), the Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company's U.S. government contracts, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In millions, except per share and percentage amounts)
Net income	$32.9	$65.0	$115.7	$113.8
Interest expense	9.0	9.1	27.2	25.5
Interest income	(3.9)	(2.8)	(11.9)	(6.4)
Income tax provision	10.6	22.6	39.0	39.8
Depreciation and amortization	18.4	18.1	53.4	53.5
GAAP retirement benefits expense	6.5	14.4	19.5	43.2
CAS recoverable retirement benefits expense	(11.3)	(8.5)	(31.6)	(28.5)
Unusual items	—	0.2	0.3	0.2
Adjusted EBITDAP	$62.2	$118.1	$211.6	$241.1
Net income as a percentage of net sales	6.8%	13.0%	7.9%	7.8%
Adjusted EBITDAP as a percentage of net sales	12.9%	23.7%	14.5%	16.5%

Net income	$32.9	$65.0	$115.7	$113.8
GAAP retirement benefits expense	6.5	14.4	19.5	43.2
CAS recoverable retirement benefits expense	(11.3)	(8.5)	(31.6)	(28.5)
Unusual items	—	0.2	0.3	0.2
Income tax impact of adjustments (1)	1.3	(1.7)	3.2	(4.1)
Adjusted Net Income	$29.4	$69.4	$107.1	$124.6

Diluted EPS	$0.39	$0.82	$1.39	$1.47
Adjustments	(0.04)	0.06	(0.10)	0.14
Adjusted EPS	$0.35	$0.88	$1.29	$1.61

Diluted weighted average shares, as reported and adjusted	82.8	77.3	81.5	75.9

_________

(1)   The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company’s goals (including under the annual cash and long-term compensation incentive plans). The following table summarizes Free Cash Flow:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In millions)
Net cash provided by operating activities	$65.2	$72.5	$96.4	$97.0
Capital expenditures	(9.4)	(8.7)	(16.3)	(20.9)
Free Cash Flow (1)	$55.8	$63.8	$80.1	$76.1

 _________

(1)  Free Cash Flow, a Non-GAAP financial measure, is defined as cash flow from operating activities less capital expenditures.

Because the Company's method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.